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                                                                     EXHIBIT 4.3

                             STOCKHOLDERS AGREEMENT

                  STOCKHOLDERS AGREEMENT dated as of December 1, 1999, by and among Protocol Holdings, Inc., a Delaware corporation (the "Company"), the several persons named in Schedule I hereto (collectively, the "New Investors"), and the several persons named in Schedule II hereto (collectively, the "Original Stockholders"). The New Investors and the Original Stockholders are herein sometimes referred to collectively as the "Stockholders".

                  WHEREAS, the Company, the New Investors and the Original Stockholders have entered into a Recapitalization Agreement dated as of September 29, 1999 (as amended, the "Recapitalization Agreement");

                  WHEREAS, pursuant to the Recapitalization Agreement, on the Initial Closing Date (as defined therein), (i) the New Investors will purchase from the Company on the Initial Closing Date (as defined in the Recapitalization Agreement) an aggregate 10,693,634 shares of Series B Preferred Stock, $.001 par value (the "Series B Preferred Stock"), of the Company, and (ii) the Company will purchase from the Original Stockholders up to an aggregate 7,682,685 shares of capital stock of the Company, all on the terms and subject to the conditions set forth in the Recapitalization Agreement (capitalized terms used herein and not otherwise defined have the meanings given to them in the Recapitalization Agreement);

                  WHEREAS, the Recapitalization Agreement provides that the Company may issue and deliver to the New Investors up to an additional 3,960,606 shares of Series B Preferred Stock on the terms and conditions set forth therein;

                  WHEREAS, the Company and each of the Stockholders desire to make certain arrangements among themselves with respect to the matters set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  SECTION 1. Voting Agreement. (a) From and after the Initial Closing Date, at each annual or special shareholders meeting called for the election of directors, and whenever the shareholders of the Company act by written consent with respect to the election of directors, each Stockholder agrees to vote or otherwise give such Stockholder's consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder, and the Company shall take all necessary and desirable actions within its control, in order to cause:

                  (i) the authorized number of directors on the Board of Directors of the Company (the "Board") to be established at seven; and
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                  (ii) the election to the Board of two directors (each, a "BCI
         Designee") designated by BCI Growth V, L.P. ("BCI"), which directors will initially include Bart Goodwin and Peter Wilde; and

                  (iii) the election to the Board of two directors (each a "Willis Stein Designee") designated by Willis Stein & Partners II, L.P. ("Willis Stein"), which directors will initially include Avy Stein and Bob Froetscher; and

                  (iv) the election of one director who shall be the chief executive officer of the Company, which director shall initially be Stephen G. McLean; and

                  (v) the election of two directors, each of whom shall be either (x) independent with relevant industry experience or (y) an executive of the Company, and in each case shall be acceptable to the New Investors, one of which directors will initially be Robert Conrads;

         all of which designees shall hold office, subject to their earlier registration or removal in accordance with clause (vi) below, the Bylaws of the Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified, provided, however, that Mr. Conrads will hold office until such time as Mr. Conrads resigns, is removed for cause by a majority of the remaining Directors or is removed with the approval of the chief executive officer of the Company;

                  (vi) the removal from the Board (with or without cause) of any director upon the written request of the Stockholder that designated such director, but only upon such written request; and

                  (vii) upon any vacancy in the Board as a result of any individual designated as provided in clause (ii) or (iii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by the Stockholder that designated such individual.

                  (b) Each Stockholder agrees to use its reasonable best efforts to cause its designees to the Board to vote or otherwise give such Director's consent to the creation and maintenance of:

                  (i) a Compensation Committee of the Board consisting of three directors, at least one of whom shall be a BCI Designee and one of whom shall be a Willis Stein Designee (which directors will originally be Avy Stein (who shall be the Chairman of the Compensation Committee), Peter Wilde and Robert Conrads), which Compensation Committee shall approve all grants of stock options to employees of the Company, all

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         increases in compensation of officers of the Company, all annual bonuses granted to officers of the Company and all other employee benefits (including, without limitation, vacation policy, benefit plans, company automobiles and insurance) granted to officers of the Company; and

                  (ii) an Audit Committee of the Board of Directors, consisting of three directors, at least one of whom shall be a BCI Designee and one of whom shall be a Willis Stein Designee (which directors will originally be Bart Goodwin (who shall be Chairman of the Audit COMMITTEE), Robert Froetscher and Stephen McLean), which Audit Committee shall review and approve the financial statements of the Company as audited by the Company's independent certified public accountants.

                  (c) Each Stockholder covenants and agrees to vote or otherwise give such Stockholder's consent in respect of all shares of capital stock of the Company (whether now owned or hereafter acquired) owned by such Stockholder, to approve the Stock Option Plan of the Company substantially in the form of Exhibit A hereto (the "Stock Option Plan").

                  (d) The Company will pay all direct out-of-pocket expenses reasonably incurred by any non-employee director in attending each meeting of the Board of Directors, or any committee thereof.

                  SECTION 2. Restrictions on Transfer. Until the date a registration statement covering Common Stock of the Company becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), each Original Stockholder hereby agrees that such Original Stockholder shall not without the express written consent of New Investors holding a majority of the Common Stock (for the purposes of such calculation treating the Series A Preferred Stock, $.001 par value (the "Series A Preferred Stock") of the Company, and the Series B Preferred Stock as the number of shares of Common Stock into which such Series A Preferred Stock and Series B Preferred Stock, as the case may be, is convertible) then held by the New Investors at any time sell or in any other way, directly or indirectly, transfer, assign, distribute or otherwise dispose of (collectively "Transfer") any shares of capital stock then owned by such Original Stockholder except by sale in accordance with Section 3, 4 or Section 5 hereof or, in the case of an Original Stockholder who is an employee or director of the Company, to the Company pursuant to written agreements between the Company and such employee or director and approved by the Board of Directors of the Company.

                  Notwithstanding the foregoing, if such Original Stockholder is a natural person, such Original Stockholder may Transfer shares of Series A Preferred Stock and Common Stock by will, by the laws of descent and distribution, and inter vivos, by gift to members of such Original Stockholder's immediate family or to a trust, the beneficiaries of which are such

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Original Stockholder and/or members of his immediate family and his or their descendants or, with or without consideration to any pension or retirement plan established for his or their benefit or to any other Original Stockholder; provided that in any such event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Original Stockholder. Any such transferee may transfer shares received pursuant to this paragraph to the Original Stockholder that was the transferor of such shares.

                  SECTION 3. Tag-Along Rights. (a) If any New Investor or group of New Investors (for purposes of this Section 3, a "Selling New Investor") proposes to sell, exchange, transfer or in any other manner dispose of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock held by such Selling New Investor (including any transfer of shares by the New Investors that is being effected by a merger or consolidation of the Company with another entity), then such Selling New Investor shall give written notice (a "Notice of Intention to Sell") to the Company setting forth in reasonable detail the terms and conditions of such proposed transaction. In the event that the terms and/or conditions set forth in the Notice of Intention are thereafter amended in any respect, the Selling New Investor shall also give written notice (an "Amended Notice") of the amended terms and conditions of the proposed transaction to the Company. Upon its receipt of any Notice of Intention to Sell or any Amended Notice, the Company shall promptly, but in all events within three (3) business days of its receipt thereof, forward copies thereof to each of the Original Stockholders and the New Investors other than the Selling New Investor (the "Other New Investors"). The Selling New Investor shall provide additional information with respect to the proposed sale, exchange or transfer as reasonably requested by the Company, the Other New Investors or the Original Stockholders.

                  (b) Each Original Stockholder and each Other New Investor shall have the right, exercisable upon written notice to the Company within 15 days after such Original Stockholder's or Other New Investor's receipt of any Notice of Intention to Sell, or, if later, within 7 days of such Original Stockholder's or other New Investor's receipt of the most recent Amended Notice, to participate in the proposed disposition of shares by the Selling New Investor to the proposed purchaser on the terms and conditions set forth in such Notice of Intention to Sell or the most recent Amended Notice, as the case may be (such participation rights being hereinafter referred to as "tag-along" rights). Each Original Stockholder and each Other New Investor may participate with respect to all or any part of that number of shares of Common Stock which is equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock to be sold or transferred in the proposed disposition by (ii) a fraction, the numerator of which is the number of shares of Common Stock at the time owned by such Original Stockholder or such Other New Investor, as the case may be, and the denominator of which is the sum of the total number of shares of Common Stock then owned by the New Investors and the Original Stockholders (for the purposes of such calculation treating the Series A Preferred Stock and Series B Preferred Stock as the number of shares of Common Stock into

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which such Series A Preferred Stock and Series B Preferred Stock, as the case may be, is convertible as of the date of the Notice of Intention to Sell). Any Original Stockholders or Other New Investors that have not notified the Company of their intent to exercise tag-along rights within 7 days of receipt of an Amended Notice shall be deemed to have elected not to exercise such tag-along rights with respect to the transaction contemplated by such Amended Notice (regardless of their election pursuant to the Notice of Intention to Sell relating to such transaction).

                  (c) Each Original Stockholder and each Other New Investor participating in the proposed disposition shall deliver to the Company, as agent for such Original Stockholder and such Other New Investor, for transfer to the proposed acquiror one or more certificates, properly endorsed for transfer or accompanied by stock transfer powers duly endorsed for transfer, with all stock transfer taxes paid and stamps affixed, which represent the number of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock that such Original Stockholder or such Other New Investor elects to dispose of pursuant to
Section 3(b). The consummation of such proposed disposition shall be subject to the sole discretion of the Selling New Investor, who shall have no liability or obligation whatsoever to any Original Stockholder or other New Investor participating therein other than to obtain for such Original Stockholder the same terms and conditions as those to be obtained by the New Investor in the proposed disposition. Anything herein to the contrary notwithstanding, it is understood that a Selling New Investor shall not have any authority to, and shall not, act as agent or attorney-in-fact (or in any similar capacity) for any party exercising tag-along rights hereunder.

                  (d) A stock certificate or certificates representing the number of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock to be disposed of by any Original Stockholder or such Other New Investors pursuant to Section 3(b) hereof shall be delivered by the Company, on behalf of the selling stockholders, to the purchaser upon the consummation of the disposition of the Common Stock, Series A Preferred Stock or Series B Preferred Stock pursuant to the terms and conditions specified in the Notice of Intention to Sell and the Company shall promptly thereafter remit to such Original Stockholder or such Other New Investor (i) that portion of the proceeds of the disposition to which such Original Stockholder or such Other New Investor is entitled by reason of such participation and (ii) a stock certificate representing any balance of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, that were not so disposed of (or all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, in the event the proposed disposition is not consummated).

                  (e) Anything herein to the contrary notwithstanding, no tag-along rights of any Original Stockholder or such Other New Investor shall apply hereunder with respect to (i) a transfer by a New Investor to an affiliate (as defined in Rule 405 under the Securities Act) of


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such New Investor, (ii) any distributions or transfers by a New Investor which is a partnership to its partners (including any of its limited partners) or
(iii) in the case of a New Investor who is an individual, transfer by such New Investor to the spouse or lineal descendants of such New Investor, including, without limitation, transfer by bequest or devise, or to a trust or trusts for the benefit of such New Investor or any of the foregoing; provided that in each case such transferee agrees to become a party to this Agreement.

                  SECTION 4. Drag-Along Rights. (a) If the New Investors jointly elect to transfer all or substantially all of their shares to a third party (including any transfer of shares by the New Investors that is being effected by a merger or consolidation of the Company with another entity), the New Investors shall have the right (the "Drag-Along Right") (but not the obligation) to cause the Original Stockholders to transfer all their respective shares of Common Stock or Series A Preferred Stock to such third party (or to exchange such shares pursuant to the terms of such merger or consolidation) at the same price and on the same terms and conditions as the New Investors transfer their shares. Each Original Stockholder will participate with respect to all or any part of that number of shares of Common Stock which is equal to the product obtained by multiplying (i) the number of shares of Common Stock at the time owned by such Original Stockholder by (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock to be sold or transferred by the New Investors in the proposed disposition, and the denominator of which is the sum of the total number of shares of Common Stock then owned by the New Investors (for the purposes of such calculation treating the Series A Preferred Stock and Series B Preferred Stock as the number of shares of Common Stock into which such Series A Preferred Stock and Series B Preferred Stock, as the case may be, is convertible). No such termination shall affect any rights of any party with respect to a breach hereof by any other party prior to such termination.

                  (b) The New Investors may elect to exercise the Drag-Along Right by delivering written notice to the Original Stockholders not later than thirty (30) days prior to the consummation of the transfer described in Section 4(a) above. The notice delivered pursuant to this Section 4(b) will contain a copy of the definitive documentation pursuant to which (i) the New Investors have a bona fide intention to effect the transfer described in Section 4(a) above, (ii) the name and address of the third party, and (iii) the expected closing date of such transfer.

                  (c) Each Original Stockholder participating in the transfer pursuant to the Drag-Along Right shall deliver to the third party at a closing to be held at the offices of the Company (or such other place as the parties agree), one or more certificates, properly endorsed for transfer, which represent all the shares of Common Stock or Series A Preferred Stock owned by such Original Stockholder, and each such Original Stockholder shall make such representations and warranties as are made by the New Investors, and shall enter into such agreements, in each case which are customary and reasonable in the context of the proposed sale,


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including without limitation representations and warranties (and indemnities with respect thereto) that the transferee of the shares (or interests therein) is receiving good and marketable title to such shares (or interests therein), free and clear of all pledges, liens, encumbrances, mortgages or any other security interests of any kind whatsoever. In addition, the Stockholders shall reasonably cooperate and consult with each other in order to effect the transfer described in this Section 4, and the Company and the Original Stockholders shall provide reasonable assistance to the New Investors in connection with the preparation of disclosure schedules relating to representations and warranties to be made to the third party involved in such transfer and in the determination of the appropriate scope of, or limitations or exceptions to, such representations and warranties.

                  SECTION 5. Right of First Refusal. If an Original Stockholder (for purposes of this Section 5, a "Selling Stockholder") wishes to sell, pledge or transfer all or any portion of the Common Stock or Series A Preferred Stock held by him at any time, in a transaction not otherwise prohibited by Section 2 hereof (or otherwise by the terms of this Agreement), then, and in any such event, the following provisions shall be applicable; provided, however, that the provisions of this Section 5 shall not apply to any transfer permitted by the second paragraph of Section 2 or pursuant to Section 3 hereof or, in the case of an Original Stockholder who is an employee or director of the Company, to the Company pursuant to written agreements between the Company and such employee or director and approved by the Board of Directors of the Company.

                  (a) Such Selling Stockholder shall promptly deliver a notice of intention to sell (an "Offering Notice") to each other Stockholder (each, an "Initial Offeree") and the Company in writing of the proposed sale, specifying the number of such shares of Common Stock or Series A Preferred Stock to be sold by such Selling Stockholder (such specified shares, the "Offered Shares"), the name of the proposed purchaser or purchasers and the proposed cash purchase price per share (the "Purchase Price").

                  (b) Thereupon, each Initial Offeree or his or its nominee shall have the right and option, for a period of 10 business days after receipt of the Offering Notice (the "Option Period"), to purchase, at the Purchase Price per share, all or part of that number of shares of the Offered Shares which is equal to the product obtained by multiplying (i) the aggregate number of shares of the Offered Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock at the time owned by such Initial Offeree and the denominator of which is the number of shares of Common Stock at the time owned by all Initial Offerees (for the purposes of such calculation treating the Series A Preferred Stock and Series B Preferred Stock as the number of shares of Common Stock into which such Series A Preferred Stock and Series B Preferred Stock, as the case may be, is convertible as of the date of the Offering Notice). Any Initial Offeree shall exercise such right and option to purchase such Offered Shares by mailing a written


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notice (a "Notice of Election") to the Selling Stockholder and the Company
within the Option Period. Any Notice of Election from an Initial Offeree who wishes to exercise his or its right of purchase as to more than the number of shares of Offered Shares set forth above shall state in his Notice of Election the maximum number of Offered Shares he or it wishes to purchase. Any available excess Offered Shares (that is, Offered Shares as to which the other Initial Offerees shall not have exercised their rights of purchase) shall be allocated to the Initial Offerees so indicating their desire to purchase such excess Offered Shares, up to the quantity of Offered Shares requested on a pro rata basis.

                  (c) If Notices of Election with respect to all (but not less than all) of the Offered Shares shall have been received as aforesaid by the Selling Stockholder, such Selling Stockholder shall sell the Offered Shares to the Initial Offerees or their nominees at the price and on the terms stated in the Offering Notice. The closing of such sale of Offered Shares shall take place at the office of counsel for the Selling Stockholder no later than 30 days following the expiration of the Option Period, or such other place and earlier date as may be agreed by all parties to the transaction. At such closing the Selling Stockholder shall deliver a certificate or certificates for the Common Stock or Series A Preferred Stock to be sold, duly endorsed for transfer or accompanied by stock powers duly endorsed for transfer and all stock transfer taxes paid and stamps affixed, against receipt of the purchase price therefor by certified or official bank check.

                  (d) If a Selling Stockholder is not required to sell Offered Shares to Initial Offerees pursuant to paragraph (c) above, such Offered Shares may be sold to the proposed purchaser identified in the related Offering Notice for a period of 60 days following the expiration of the Option Period to any person or persons at a price not lower than the price specified in the Offering Notice and on other terms not more favorable to the purchaser than those specified in the Offering Notice. Any such Offered Shares not sold by such 60th day shall again be subject to the restrictions contained in this Agreement and shall not thereafter be sold, pledged or transferred, except in compliance with the applicable provisions of this Agreement.

                  SECTION 6. Preemptive Rights. (a) The Company hereby grants to each Stockholder the right to purchase such Stockholder's Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined). For the purposes of this Section 6, the following terms shall have the meanings set forth below:

                  "Proportionate Percentage" means, with respect to any Stockholder as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock owned by such Stockholder as of such date, by (ii) the total number of shares of Common Stock outstanding as of such date (for the purposes of such calculation treating the Series A


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         Preferred Stock and Series B Preferred Stock as the number of shares of
         Common Stock into which such Series A Preferred Stock and Series B Preferred Stock, as the case may be, is convertible).

                  "Eligible Offering" means an offer by the Company to sell to investors (including any of the Stockholders) for cash shares of Common Stock or other capital stock having voting rights or other rights similar to Common Stock, or any security convertible into or exchangeable for, participating with, or carrying rights or options to purchase, Common Stock or other capital stock, other than an offering of securities by the Company:

                           (i) of shares of Common Stock or options to purchase
                  shares of Common Stock in connection with or pursuant to any stock option or stock purchase plan approved by the Board of Directors of the Company (including the Stock Option Plan) to full-time employees, officers, directors, consultants and/or advisors to the Company or its subsidiaries;

                           (ii) in connection with any acquisition of a related
                  businesses by the Company or any of its subsidiaries; or

                           (iii) in a public offering of shares of Common Stock
                  registered under the Securities Act (a "Qualified Public Offering").

                  (b) The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to each Stockholder. Such notice shall specify the security or securities the Company proposes to issue and the cash consideration that the Company intends to receive therefor. For a period of fifteen (15) days following the date of such notice, each Stockholder shall be entitled, by written notice to the Company, to elect to purchase all or any part of such Stockholder's Proportionate Percentage of the securities being sold in the Eligible Offering; provided, however, that if two or more securities shall be proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. In the event that elections pursuant to this Section 6(b) shall not be made with respect to any securities included in an Eligible Offering within such fifteen (15) day period, then the Company may issue such securities to investors, but only for a consideration payable in cash not less than, and otherwise on no more favorable terms to the investors than, those set forth in the Company's notice and only within sixty
(60) days after the end of such fifteen (15) day period. In the event that any such offer is accepted by a Stockholder or Stockholders, the Company shall sell to such Stockholder or Stockholders, and such Stockholder or Stockholders shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Stockholder or Stockholders shall have elected to purchase.


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         SECTION 7. Transactions with Affiliates. The New Investors shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or otherwise enter into any transaction with, the Company or any Subsidiary of the Company, except on terms that are no less favorable to the Company or such Subsidiary than those (including, without limitation, prices) ordinarily entered into in comparable transactions by the Company or such subsidiary on an arms' length basis with an unrelated party.

         SECTION 8. Legend on Stock Certificates. Each certificate representing shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, owned by any Stockholder shall conspicuously bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 1, 1999, AMONG THE COMPANY AND THE OTHER PARTIES THERETO. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY."

         The Company covenants that it shall keep a copy of this Agreement on file at the address listed in Section 14 for the purpose of furnishing copies to the holders of record of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock.

         SECTION 9. Duration of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the tenth anniversary of the date hereof, (ii) the consummation of a Qualified Public Offering, (iii) the acquisition of "beneficial ownership" by any "person" or "group" other than the New Investors or their affiliates, of voting stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, other than by way of a Qualified Public Offering or (iv) with respect to any Stockholder, the date on which such Stockholder no longer owns any shares of Common Stock (in each case, treating the Series A Preferred Stock and Series B Preferred Stock as the number of shares of Common Stock into which such Series A Preferred Stock and Series B Preferred Stock, as the case may be, is convertible). No such termination shall affect any rights of any party with respect to a breach hereof by any other party prior to such termination.

         For purposes of this Section 8: (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the

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"Exchange Act"), whether or not applicable, (ii) the term "beneficial owner"
shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Company and (iv) the term "affiliate" shall have the meaning set forth in
Section 405 of the Securities Act, and in the case of a New Investor that is a partnership shall include its partners (including limited partners), and in the case of a New Investor that is an individual shall include the spouse and lineal descendants of such New Investor, and any trust or trusts for the benefit of such New Investor, spouse or lineal descendants.

         SECTION 10. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company and the other Stockholders as follows:

         (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of its or his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

         (b) This Agreement has been duly executed and delivered by such Stockholder, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws and to limitations on the availability of equitable remedies.

         (c) The shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock listed in Schedule I and Schedule II opposite the name of such Stockholder constitute all the shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be, of the Company owned by such Stockholder as of the date hereof or that may be acquired by such Stockholder pursuant to the Recapitalization Agreement.

         SECTION 11. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

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         SECTION 12. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

         SECTION 13. Benefits of Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything in this Section 13 to the contrary, subject to compliance with the terms of this Agreement, each Stockholder shall have the right to assign its interests hereunder to any transferee of the Common Stock, Series A Preferred Stock or Series B Preferred Stock held by such Stockholder in compliance with this Agreement; provided, however, that such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be a Stockholder for purposes of this Agreement (it being understood that for purposes of this Agreement any successor to or assigns of any (i) New Investor shall be deemed to be a New Investor, and (ii) Original Stockholder shall be deemed to be an Original Stockholder, excluding the transfer by a New Investor to an Original Stockholder, or a transfer by an Original Stockholder to a New Investor, as the case may be).

         SECTION 14. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

         (1) if to the Company, to it at:

                  Protocol Holdings, Inc.
                  2197 Ringling Blvd.
                  Sarasota, Florida  34237

                  Attention:  President
                  Telecopy:  941-906-1422

         (2) if to any Stockholder, to the address of such Stockholder appearing in Schedule I or Schedule II hereto;

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to all of the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

         SECTION 15. Modification. Neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the Company, the New Investors and the holders of the majority of the aggregate voting power of shares of Common Stock (treating the Series A Preferred Stock as the number of shares of Common Stock into which such Series A Preferred Stock is convertible) of the Original Stockholders who have executed this Agreement.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS RELATING TO THIS AGREEMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW RULES.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.


                             PROTOCOL HOLDINGS, INC.



                             By /s/ Raymond P. Wilson
                                ----------------------------------------
                               Name: Raymond P. Wilson
                               Title: Chief Financial Officer


                             WILLIS STEIN & PARTNERS II, L.P.


                             By /s/ Robert C. Froetscher
                                ----------------------------------------
                               Name: Robert C. Froetscher
                               Title: Managing Director


                             WILLIS STEIN & PARTNERS DUTCH, L.P.


                             By /s/ Robert C. Froetscher
                                ----------------------------------------
                               Name: Robert C. Froetscher
                               Title: Managing Director


                             BCI GROWTH IV, L.P.
                             By Glenpointe Associates, LLP,
                                General Partner
                             By Glenpointe Associates, LLC
                                General Partner


                             By /s/ Peter O. Wilde
                                ----------------------------------------
                               Name: Peter O. Wilde
                               Title: Managing Member
page intenionally left blank

                             BCI GROWTH V, L.P.
                             By Glenpointe Associates V, LLC
                                General Partner


                             By /s/ Peter O. Wilde
                                ----------------------------------------
                               Name: Peter O. Wilde
                               Title: Managing Member


                             BCI INVESTORS, L.L.C.


                             By /s/ Peter O. Wilde
                                ----------------------------------------
                               Name: Peter O. Wilde
                               Title: Managing Member

                             ING (U.S.) CAPITAL LLC



                             By /s/ Bradford Pollard
                                ----------------------------------------
                                Name: Bradford Pollard
                                Title: Vice President

                             BENEDETTO GARTLAND & COMPANY, INC.



                             By     /s/ Charles Mobus *
                                ----------------------------------------
                               Name:
                               Title:


                                    /s/ Kevin N. Blayne *
                                ----------------------------------------
                             Kevin N. Blayne



                                    /s/ Claude Cohen *
                                ----------------------------------------
                             Claude Cohen



                                    /s/ Robert J. Conrads *
                                ----------------------------------------
                             Robert J. Conrads


                             ELIEZER COHEN CANADA CORPORATION


                             By               *
                                ----------------------------------------
                               Name:
                               Title:



                                    /s/ Robert C. Gust *
                                ----------------------------------------
                             Robert C. Gust



                                    /s/ David Knafo *
                                ----------------------------------------
                             David Knafo

         *        Executed pursuant to the Election to Redemption Form

                                  David Knafo




                           *Executed pursuant to the Election to Redemption Form

                                    /s/ Andrew M. Knee *
                                ----------------------------------------
                             Andrew M. Knee



                                    /s/ Richard Kommitt *
                                ----------------------------------------
                             Richard Kommit


                             LA FIDUCIE FAMILLIALE COHEN


                             By                  *
                                ----------------------------------------
                               Name:
                               Title:


                             LA FIDUCIE FAMILLIALE KNAFO


                             By                  *
                                ----------------------------------------
                               Name:
                               Title:


                                    /s/ Jerry D. Lewis *
                                ----------------------------------------
                             Jerry D. Lewis


                                    /s/ Stephen G. McLean *
                                ----------------------------------------
                             Stephen G. McLean



                                    /s/ David Van Derveer *
                                ----------------------------------------
                             David Van Derveer

         *        Executed pursuant to the Election to Redemption Form

                           *Executed pursuant to the Election to Redemption Form

                                    /s/ Raymond P. Wilson *
                                ----------------------------------------
                             Raymond P. Wilson



                                    /s/ David Dearborn *
                                ----------------------------------------
                             David Dearborn



                                    /s/ Jeanine El-Khoury *
                                ----------------------------------------
                             Jeanine El-Khoury



                                    /s/ Stephen Kozik *
                                ----------------------------------------
                             Stephen Kozik



                                    /s/ Shane M. Lewis *
                                ----------------------------------------
                             Shane M. Lewis



                                    /s/ Michael Morehouse *
                                ----------------------------------------
                             Michael Morehouse




                                    /s/ Francis Quinn *
                                ----------------------------------------
                             Francis Quinn



                                    /s/ Soeb Rangwala *
                                ----------------------------------------
                             Soeb Rangwala

         *        Executed pursuant to the Election to Redemption Form

                                    /s/ Robert R. Roscoe *
                                ----------------------------------------
                             Robert R. Roscoe



                                    /s/ Ross R. Rosenau *
                                ----------------------------------------
                             Ross R. Rosenau



                                    /s/ Brian Schuvart *
                                ----------------------------------------
                             Brian Schuvart



                                    /s/ Daniel L. Sullivan *
                                ----------------------------------------
                             Daniel L. Sullivan



                                    /s/ Fidele Toghoua *
                                ----------------------------------------
                             Fidele Toghoua



                                    /s/ Richard Trepanier *
                                ----------------------------------------
                             Richard Trepanier



                             DONALD N. MOLITOR, AS TRUSTEE OF THE AMENDED AND RESTATED DONALD N. MOLITOR FAMILY TRUST U/A/D 10/15/87

         *        Executed pursuant to the Election to Redemption Form

                             By                    *
                                ----------------------------------------
                               Name:
                               Title:



                  *        Executed pursuant to the Election to Redemption Form

                             JUDITH M. MOLITOR, AS TRUSTEE OF THE AMENDED AND RESTATED JUDITH M. MOLITOR FAMILY TRUST U/A/D 10/15/87


                             By                  *
                                ----------------------------------------
                               Name:
                               Title:



                                    /s/ D. Scott Molitor *
                                ----------------------------------------
                             D. Scott Molitor



                                    /s/ Joseph Post *
                                ----------------------------------------
                             Joseph Post




                                    /s/ C. Baldwin Read *
                                ----------------------------------------
                             C. Baldwin Read



                                    /s/ Charles F. Read *
                                ----------------------------------------
                             Charles F. Read



                                    /s/ Joseph Sarno *
                                ----------------------------------------
                             Joseph Sarno



                                    /s/ Stephanie Smith *
                                ----------------------------------------
                             Stephanie Smith

                  *        Executed pursuant to the Election to Redemption Form

                                    /s/ John H. and Carol C. Turner *
                                ----------------------------------------
                             John H. and Carol C. Turner


                  *        Executed pursuant to the Election to Redemption Form